UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Mirum Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 East Hillsdale Boulevard Suite 300
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 667-4085

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In November 2025, Mirum Pharmaceuticals, Inc. (the “Company”) announced that it received a Paragraph IV Certification Notice Letter (the “Notice Letter”) from Sandoz, Inc. (“Sandoz”), providing notification to the Company that Sandoz has submitted an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”), seeking approval of a generic version of Livmarli® (maralixibat). The Company subsequently received additional Notice Letters from Annora Pharma Private Limited, Zydus Lifesciences Global FZE and Zenara Pharma Private Limited (together with Sandoz, the “ANDA Filers”).

On December 19, 2025, the Company filed patent infringement suits against the ANDA Filers in the United States District Court for the District of Delaware. The complaints allege that by filing their ANDAs, the ANDA Filers have infringed the Company’s Orange Book listed patents for LIVMARLI®, and seek an order that the effective date of FDA approval of each of the ANDAs shall be a date no earlier than the expiration of the last to expire of the asserted patents. As a result of these lawsuits, a 30-month stay prevents the FDA from issuing final approval of the ANDA Filers’ ANDAs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: December 19, 2025	By:	/s/ Christopher Peetz
Christopher Peetz
Chief Executive Officer